As filed with the Securities and Exchange Commission on March 31, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	11-2520310
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
CPI Aerostructures, Inc. 91 Heartland Blvd. Edgewood, New York 11717 (631) 586-5200	Dorith Hakim Chief Executive Officer CPI Aerostructures, Inc. 91 Heartland Blvd. Edgewood, New York 11717 (631) 586-5200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David Alan Miller, Esq.

Paul Lucido, Esq.

Graubard Miller
405 Lexington Avenue, 44th Floor
New York, New York 10174
Telephone: (212) 818-8800
Fax: (212) 818-8881

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus which covers the offering, issuance and sale of up to $30,000,000 in the aggregate amount of our common stock, preferred stock, warrants, debt securities and/or units consisting of some or all of these securities; and

●	a prospectus supplement covering the offering, issuance and sale of up to $17,000,000 of our shares that may be issued and sold under an At The Market Offering Agreement (the “Sales Agreement”), dated March 31, 2026, with Craig-Hallum Capital Group LLC, as sales agent or principal (“Craig-Hallum” or the “sales agent”) (the “Sales Agreement Prospectus Supplement”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The Sales Agreement Prospectus Supplement immediately follows the base prospectus. The ordinary shares that may be offered, issued and sold under the Sales Agreement Prospectus Supplement are included in the $30,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the Sales Agreement, any portion of the offering amount included in the Sales Agreement Prospectus Supplement that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated March 31, 2026

PROSPECTUS

CPI AEROSTRUCTURES, INC.

$30,000,000

COMMON STOCK, PREFERRED STOCK, WARRANTS, DEBT SECURITIES AND UNITS

We may offer and sell from time to time shares of common stock, shares of preferred stock, warrants, debt securities and/or units comprised of one or more of the other classes of securities offered hereby, at an aggregate initial offering price not to exceed $30,000,000. The securities may be offered separately, together, or in series, and in amounts, at prices and on other terms to be determined at the time of each offering. We will specify the terms of the securities being offered in one or more prospectus supplements, which may also supplement, update or amend information contained or incorporated by reference in this prospectus.

We may sell the securities directly to investors, to or through underwriters or dealers or through agents designated from time to time, among other methods. The prospectus supplement for each offering will describe in detail the specific plan of distribution for the securities. The prospectus supplement also will set forth the price to the public of such securities, any placement agent’s fees or underwriter’s discounts and commissions, and the net proceeds we expect to receive from the sale of the securities.

Our common stock is traded on NYSE American LLC or “NYSE American” under the symbol “CVU.” On March 26, 2026, the last reported sale price of our common stock was $4.19. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

As of March 31, 2026, our public float was $57,978,205, based on 11,979,968 shares of our common stock held by non-affiliates and a closing sale price of $4.84 per share on NYSE American on March 4, 2026, which represents the highest closing sale price of our common stock within the 60-day period ending on March 31, 2026. Because our public float is less than $75.0 million, we are subject to General Instruction I.B.6 of Form S-3, which limits the aggregate market value of securities we may sell in public primary offerings pursuant to this prospectus to no more than one-third of our public float in any 12-month period. During the 12 calendar months prior to and including the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 in this prospectus and elsewhere in any supplements for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April       , 2026

TABLE OF CONTENTS

(i)

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement under the Securities Act of 1933, as amended, or the “Securities Act,” on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $30,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. We have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus and any accompanying prospectus supplement or issuer free writing prospectus do not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in any prospectus supplement or in the documents incorporated by reference herein or therein or in any issuer free writing prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

We have proprietary rights to the CPI Aero® trademark used in this prospectus. Solely for our convenience, the CPI Aero trademark used in this prospectus may appear without the “®” symbol, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights to these trademarks and trade names.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “CPI Aero,” the “Company,” and “we,” “us” and “our” refer to CPI Aerostructures, Inc., a New York corporation, and our wholly owned subsidiary, Welding Metallurgy, Inc., a New York corporation (“WMI”), and Compac Development Corporation, a New York corporation, a wholly owned subsidiary of WMI.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and its exhibits. For further information regarding us and the securities offered hereby, you should refer to the registration statement and its exhibits, which are available on the SEC’s website.

Our SEC filings are also available on our website at www.cpiaero.com. The information contained on, or that can be accessed through, our corporate website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

(ii)

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information that we file later with the SEC will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference herein. This prospectus incorporates by reference the following documents that we have filed with the SEC:

●	Our Annual Report on Form 10-K (“Annual Report”) for the year ended December 31, 2025, filed with the SEC on March 31, 2026;

●	All other reports filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed since the end of the fiscal year covered by the Annual Report; and

●	The description of common stock contained in Exhibit 4.1 to the Annual Report and any amendment or report filed for the purpose of updating that description.

We also incorporate by reference into this prospectus all documents that we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities described in this prospectus (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless expressly incorporated therein).

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Notwithstanding the foregoing, information furnished under Item 2.02 or Item 7.01 of Form 8-K, including any exhibits related thereto, shall not be deemed incorporated by reference unless expressly stated therein.

We will provide you with a copy of the documents incorporated by reference in this prospectus, without charge, upon written or oral request directed to CPI Aerostructures, Inc., 91 Heartland Blvd., Edgewood, New York 11717, telephone number (631) 586-5200. You may also access the documents incorporated by reference as described under “Where You Can Find More Information.”

NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Forward-looking statements reflect our current expectations regarding future results and developments based on assumptions about our business and operating environment, including our contracts, programs, backlog, liquidity, customer concentration, and market conditions. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “may,” “will,” “expect,” “anticipate,” “could,” “intend,” “believe,” “potential” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are not guarantees of future performance and actual results and developments may differ significantly from the results and developments discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, the following:

●	changes in the expense and revenue estimates used in our percentage-of-completion method of accounting, including the resulting impact on contract margins;

●	changes in the amount or timing of U.S. Government funding for the programs we support;

●	shifts in U.S. Government or prime-contractor priorities, including changes related to military planning or operational requirements;

(iii)

●	our dependence on a limited number of prime contractors and government customers for a significant portion of our revenue;

●	our dependence on a limited number of aerospace and defense programs and changes in production rates or demand for those programs;

●	the ability of the U.S. Government or prime contractors to suspend or prohibit us from receiving contract awards, or to terminate existing contracts, in whole or in part, for convenience;

●	delays, increased costs or adverse findings resulting from U.S. Government or prime-contractor audits, reviews or oversight activities;

●	risks associated with competitively awarded contracts, including the accuracy of our cost estimates and our ability to achieve anticipated contract profitability;

●	increased costs on our fixed-price contracts, including inflationary pressures and supply-chain disruptions, which we may be unable to recover through pricing or efficiency gains;

●	delays in negotiating or resolving contract modifications, change orders or claims, which may postpone revenue recognition and cash collections and adversely affect our liquidity;

●	our working capital requirements and the timing of customer payments, including the need to finance production activities prior to receiving payment;

●	differences between the value of our backlog and the revenue or cash flow ultimately realized from such backlog;

●	environmental, regulatory and compliance requirements applicable to our operations;

●	our reliance on subcontractors and suppliers and the effects of their financial condition, performance issues or delays;

●	our ability to attract and retain skilled engineers, production personnel, managers and other key employees in a competitive labor market;

●	our ability to maintain compliance with the covenants under our credit facility and access financing on acceptable terms;

●	conditions in the commercial aerospace and defense markets, including cyclical demand, customer sourcing decisions and program-level changes;

●	risks associated with new programs, including development, cost estimation, customer qualification and execution risks;

●	cybersecurity incidents or other disruptions affecting our information technology, operational technology or manufacturing systems;

●	risks related to our internal control over financial reporting; and

●	the other risks and uncertainties described or incorporated by reference in the section titled “Risk Factors.”

In addition, our forward-looking statements do not reflect the potential impact of any future financings, acquisitions, mergers, dispositions, joint ventures, or investments we may make. You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein, completely and with the understanding actual results and developments may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

(iv)

OUR COMPANY

Overview

We are a manufacturer of structural assemblies, integrated systems and kitted components for the domestic and international aerospace and defense markets. Our products are used by customers in the production and refurbishment of fixed wing aircraft, helicopters, electronic warfare systems, intelligence, surveillance and reconnaissance systems, missiles, autonomous systems and other aerospace and defense platforms. Our capabilities include aircraft structural assemblies, airborne pod structures and integrated systems, which represent an important component of our overall manufacturing activities, engine air inlets and other complex manufactured products.

We act as a prime contractor to the U.S. Department of Defense on certain programs and as a Tier 1 supplier to original equipment manufacturers (“OEMs”), as well as a Tier 2 supplier to other aerospace and defense contractors. Our products are used by OEMs in both national security and commercial aerospace markets. In addition to our assembly operations, we provide manufacturing engineering, program management, supply chain management, kitting and maintenance, repair and overhaul services in support of both new production and sustainment activities.

We have over 45 years of experience supporting aerospace and defense programs. Our team brings technical expertise, program and supply chain management and integration capabilities, and our operating approach combines the capabilities of a larger contractor with the flexibility and responsiveness of a smaller company. A substantial portion of our revenue is derived from long-term programs with leading aerospace and defense contractors and U.S. government agencies. At December 31, 2025, our total backlog was approximately $505 million, consisting primarily of orders under U.S. government programs a significant portion of which relates to long-term aerospace and defense programs.

Products and Capabilities

We provide design, engineering, manufacturing, maintenance, repair and overhaul, and supply chain and kitting services to the aerospace and defense industry as follows:

●	Aerostructures: New production and repair/overhaul of fielded wing structures and other control surfaces, rudder island/drag chute canisters, engine inlets/nacelles, engine exhaust manifolds, aircraft doors and windows, aircraft steps and racks, and other aircraft secondary structures.

●	Aerosystems: Airborne pod structures and integration of internal systems, radar housing structures, and integrated radar housing rack systems.

●	Small-to-Large Diameter Tube Bending: Complex ducts and tubes in steel, aluminum, titanium, and nickel alloys, from ¼” to 5” diameter via fully automated NC Tube bending equipment.

●	Complex Specialty Welding: Fusion welded fluid tanks, aerial refueling probes, plenums, tubes and ducts and resistance welding (spot and seam) of fairings and complex metallic assemblies.

●	Electrical Cables, Harness, and Enclosures: Wire harnesses, power control systems, fuel management systems, power distribution systems, fully integrated electrical control systems, and radio frequency shielded enclosures.

As a build-to-print structural assemblies manufacturer, our engineering focus is on executing customer contracts through product realization and supporting collaborative design development using design for manufacturing and assembly, geometric dimensioning & tolerancing, and tooling concept support.

Customers and End Markets

We serve a broad customer base in the aerospace and defense markets, with a primary focus on military aerospace programs. Our customers include defense prime contractors such as Lockheed Martin Corporation (“Lockheed Martin”), RTX Corporation (“RTX”), Northrop Grumman Corporation (“Northrop Grumman”) and Sikorsky Aircraft Corporation (“Sikorsky”), as well as commercial aerospace customers such as Embraer S.A. We also act as a prime contractor to the U.S. Department of Defense, including contracts with the U.S. Air Force and the Defense Logistics Agency.

Our business is derived from subcontracting relationships with defense prime contractors, with additional revenue from direct government contracts and commercial aerospace programs.

Representative Programs

We support a range of aerospace and defense programs across both production and sustainment activities. Representative programs include:

●	airborne pod and integrated systems programs, including the Next Generation Jammer – Mid-Band pod program for RTX, the Next Generation Jammer – Low Band pod structures program for L3Harris Technologies, and reconnaissance and surveillance pod programs such as the MS-110 and TacSAR systems for RTX;

●	fixed-wing aircraft programs, including the E-2D Advanced Hawkeye aircraft for Northrop Grumman, the F-16 Fighting Falcon aircraft for Lockheed Martin, and engine inlet assemblies for Embraer S.A.’s Phenom business jet program;

●	rotary-wing aircraft programs, including multiple Sikorsky platforms such as the UH-60 Black Hawk, MH-60 Seahawk and CH-53K King Stallion helicopters;

●	radar and modernization programs, including the B-52 radar modernization program for RTX; and

●	emerging and advanced systems programs, including hypersonic missile components, such as wing structures for RTX programs, as well as other next-generation electronic warfare systems.

Competitive Positioning

We compete as both a prime contractor to the U.S. Department of Defense and as a subcontractor to aerospace and defense manufacturers. In our aerostructures activities, we compete with larger Tier 1 suppliers, while in certain aerosystems and specialized manufacturing areas we may compete with internal manufacturing organizations of our customers and other providers.

Business Strategy

Our business strategy is focused on expanding our participation in aerospace and defense manufacturing. Key elements include increasing our role in build-to-print work, expanding manufacturing and integration content on existing and new programs, pursuing long-term agreements and multi-year contracts, and developing relationships with existing and new customers.

Backlog

Our backlog consists of funded and unfunded orders under existing contracts for work to be performed in future periods. At December 31, 2025, we had total backlog of approximately $505 million, including approximately $483 million attributable to government contracts and approximately $22 million attributable to commercial contracts. A significant portion of our backlog relates to long-term aerospace and defense programs with U.S. government agencies and major defense contractors.1

Corporate Information

We were incorporated in New York on January 5, 1980. Our business address is 91 Heartland Blvd., Edgewood, New York 11717, and our telephone number is (631) 586-5200. Our corporate website is www.cpiaero.com. The information contained on, or that can be accessed through, our corporate website is not incorporated by reference into this prospectus, and you should not consider information on our corporate website to be part of this prospectus or in deciding whether to purchase our securities.

Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies so long as the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter.

1 Backlog is subject to risks and uncertainties, including contract modifications, cancellations, funding availability and the timing of work performance, and may not result in revenue in any particular period or at all.

RISK FACTORS

Any investment in our securities involves a high degree of risk. Potential investors are urged to read and consider the risks and uncertainties relating to an investment in our Company set forth under “Risk Factors” in the prospectus supplement relating to a particular offering, together with all of the other information contained or incorporated by reference in the prospectus supplement or contained or incorporated by reference in this prospectus. Potential investors also should read and consider the risks and uncertainties discussed under the item titled “Risk Factors” in our most recent annual report on Form 10-K and in our subsequent quarterly reports on Form 10-Q, if any, all of which are incorporated herein by reference, as they may be amended, supplemented or superseded from time to time by other reports we file with the SEC and any prospectus supplement related to a particular offering. In addition to the risks described in those filings, this prospectus includes certain additional and supplementary risk factors that should be considered in connection with an investment in our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

Risks Related to Our Common Stock and to Securities We May Offer

General market and economic conditions may adversely affect the market price and liquidity of our common stock.

The market price and trading volume of our common stock may be affected by general market and economic conditions, including interest rate levels, inflation, geopolitical events and overall equity market performance. These conditions may influence investor sentiment, reduce trading activity in our common stock and contribute to increased price volatility. As a result, broad market and economic factors may adversely affect the market price and liquidity of our common stock, regardless of our operating results or financial condition.

The limited liquidity of our common stock, including our relatively small public float and variability in trading volume, may cause volatility in the market price of our common stock.

Although our common stock is listed on NYSE American, trading volume in our common stock has fluctuated and, at times, may be limited. As a result, smaller trades may have a greater impact on the market price of our common stock than would be the case for securities of issuers with larger trading volumes or public floats. Because we have a relatively small public float, imbalances between supply and demand for our common stock may contribute to periods of price volatility, and investors seeking to sell larger blocks of shares may be required to do so at prices that adversely affect the market price. The market price of our common stock may also fluctuate in response to variations in our operating results, industry developments or other factors outside our control and, as a result, may not reflect the underlying value of our business. Limited liquidity may further contribute to price movement during periods of broader market stress or adverse conditions affecting companies in our industry.

An active trading market may not develop for securities we issue under this prospectus, which could adversely affect their value.

The securities that may be offered and sold under this prospectus could include preferred stock, warrants, debt securities or units, each of which may be new classes of securities for which there is no established trading market. We cannot assure you that an active trading market will develop for any such securities, whether issued alone or as part of a unit, or that any market for such securities will be sustained. The absence of an active trading market could adversely affect the liquidity and value of any securities you purchase pursuant to this prospectus.

If equity research analysts do not publish research or reports, or publish unfavorable research or reports about us, our business, or our market, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that equity research analysts publish about us and our business. Equity research analysts may elect not to provide research coverage of our common stock, and such lack of research coverage may adversely affect the market price of our common stock. We will not have any control over the analysts, or the content and opinions included in their reports. The price of our shares could decline if one or more equity research analysts downgrade our shares or issue other unfavorable commentary or research about us. If one or more equity research analysts ceases coverage of us or fails to publish reports on us regularly, demand for our shares could decrease, which in turn could cause the trading price or trading volume of our common stock to decline.

If we fail to maintain compliance with the continued listing requirements of NYSE American, the liquidity and market price of our common stock could be adversely affected.

Our common stock is listed on NYSE American, and we are required to meet the exchange’s continued listing requirements, including minimum shareholders’ equity, financial condition, market capitalization and stock price criteria. If we are unable to satisfy these requirements, or if the exchange otherwise believes that continued listing is not in the public interest, our common stock could be subject to delisting. Any delisting of our common stock from NYSE American could adversely affect the liquidity and market price of our common stock, reduce the number of investors willing or able to hold our stock, and make it more difficult or costly for us to raise additional capital.

If our shares of common stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not maintain a listing on NYSE American or another national securities exchange and if the price of our common stock is less than $5.00, our common stock could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

Future sales or other dilution of our equity could depress the market price of our common stock.

Sales of our common stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock. In addition, the issuance of additional shares of our common stock pursuant to this prospectus, or issuances of securities convertible into or exercisable for our common stock or other equity-linked securities, including preferred stock, warrants, debt securities or units, would dilute the ownership interests of existing shareholders and could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

We may issue preferred stock or other securities that could have rights superior to those of our common stock.

Our amended and restated certificate of incorporation authorizes our Board of Directors to issue shares of preferred stock without further shareholder approval and to establish the rights and preferences of any such shares. The rights of holders of preferred stock or other securities that may be issued under this prospectus could include dividend preferences, liquidation preferences, voting rights, conversion rights or other rights that are senior to or otherwise adversely affect the rights of holders of our common stock. The issuance of such securities could reduce the value of our common stock, limit or dilute the voting power of existing shareholders, or make it more difficult for a third party to acquire us.

Provisions of our organizational documents and New York law may discourage or delay a change in control of our Company, which could adversely affect the market price of our common stock.

Certain provisions of our certificate of incorporation, our bylaws and New York law could have the effect of discouraging or making more difficult a merger, tender offer or proxy contest that a shareholder might consider favorable. These provisions include our classified Board of Directors, which divides directors into three classes with staggered terms, and our Board’s authority to issue preferred stock without shareholder approval. In addition, our bylaws contain advance-notice requirements for shareholder nominations and proposals. These provisions may discourage, delay or prevent a change in control of our company and could adversely affect the market price of our common stock.

We do not expect to pay dividends on our common stock for the foreseeable future, and investors may have to rely on capital appreciation, if any, for a return on their investment.

We have never declared or paid cash dividends on our common stock, and we do not expect to do so for the foreseeable future. We currently intend to retain any future earnings, if any, to fund our operations and support the growth of our business. Any future decision to declare dividends will be made at the discretion of our Board of Directors and will depend, among other things, on our financial condition, results of operations, capital requirements, contractual restrictions and other factors that our Board may deem relevant. As a result, the only return on your investment in our common stock may be any appreciation in the market price of the shares, which may not occur.

Our management will have broad discretion over the use of the proceeds we receive from the sale of our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement (including any related free writing prospectus) that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for working capital and our general corporate purposes. Our management might not apply the net proceeds from the offering of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus, if any. Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for working capital and other general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of a particular offering and will be described in the prospectus supplement relating to such offering. Pending the application of such proceeds, we expect to invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

We cannot guarantee that we will receive any proceeds in connection with the sale of our securities under this prospectus, because we may be unable or choose not to issue and sell any securities covered by this prospectus. We may raise additional capital through additional public or private financings, the incurrence of debt and other available sources.

DESCRIPTION OF CAPITAL STOCK

The following description of the material terms of our common stock and preferred stock is subject to and qualified in its entirety by reference to our certificate of incorporation, bylaws and the New York Business Corporation Law (“NYBCL”). We urge you to read our amended certificate of incorporation and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the NYBCL. For information on how to obtain copies of our amended certificate of incorporation and bylaws, see “Where You Can Find More Information.”

Common Stock

We are authorized to issue up to 50,000,000 shares of common stock, par value $0.001 per share. As of March 26, 2026 there were 13,209,669 shares of our common stock outstanding. In addition, as of such date, there were 128,786 shares of common stock issuable pursuant to restricted stock units granted on January 15, 2026, which vest on January 15, 2027 and 205,503 shares of common stock outstanding that are subject to forfeiture pursuant to performance and time-based vesting provisions. Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of shareholders and may not cumulate votes for the election of directors. Common shareholders have the right to receive dividends when, as, and if declared by our Board of Directors, funds legally available therefor. We have not paid any cash dividends on our common stock to date. Any future decisions regarding dividends will be made by our Board of Directors. We do not anticipate paying dividends in the foreseeable future but expect to retain earnings to finance the growth of our business. Our Board of Directors has complete discretion on whether to pay dividends. Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors our Board of Directors may deem relevant.

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. There are no sinking fund provisions applicable to the common stock. When the applicable consideration has been paid in accordance with the NYBCL, shares of our common stock are nonassessable. Our common stock is subject to the express terms of our preferred stock and any series thereof.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share. As of March 31, 2026, there were no preferred shares issued or outstanding. If issued, the shares of preferred stock will have such rights and preferences as our Board of Directors will determine from time to time. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisition and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of our outstanding common stock. Our Board of Directors may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of our common stock or holders of other series of preferred stock. The shares of preferred stock will be issued in series under certificates of amendment to the certificate of incorporation to be adopted by our Board of Directors. The following outlines some of the general terms and provisions of the series of preferred stock that we may issue from time to time. Additional or different terms of the series of preferred stock and the applicable certificate of amendment to the certificate of incorporation will be set forth in the applicable prospectus supplement.

We will file as an exhibit to the registration statement of which this prospectus is a part of or will incorporate by reference from reports that we file with the SEC, the form of any certificate of amendment to the certificate of incorporation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. The following summaries of material provisions of the preferred stock are subject to, and qualified in their entirety by reference to, all of the provisions of the certificate of amendment to the certificate of incorporation applicable to a particular series of preferred stock. We urge you to read the applicable prospectus supplements, as well as the complete certificate of amendment to the certificate of incorporation that contains the terms of the series of preferred stock.

The prospectus supplement relating to a particular series of preferred stock will describe the terms of that series of preferred stock and the price or prices at which we will offer the shares of that series of preferred stock. The description may include:

●	the title of the series of preferred stock and the number of shares offered;

●	the price at which the preferred stock will be issued;

●	the dividend rate, if any, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

●	the voting rights of the preferred stock;

●	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

●	whether the preferred stock is convertible into any other securities, and the terms and conditions of any such conversion;

●	the liquidation preference of the preferred stock;

●	whether the holders of the preferred stock have any preemptive rights;

●	the relative ranking and preferences of the preferred stock as to dividend or other distribution rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs, and any limitations on the repurchase or redemption of, or distributions to, any shares of any class of capital stock;

●	whether the terms of the preferred stock may be modified other than by the vote of a majority of the preferred stock, voting as a class; and

●	any additional rights, preferences and limitations of the preferred stock.

When issued and the applicable consideration has been paid in accordance with the NYBCL, shares of our preferred stock will be nonassessable.

Provisions of New York Law and Our Charter and Bylaws

Certain provisions of New York law and of our charter and bylaws could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult. The provisions described below, and our Board of Directors’ right to issue shares of our preferred stock from time to time in one or more classes or series without shareholder approval, as described above, may discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that these provisions help to protect our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that this benefit outweighs the potential disadvantages of discouraging such a proposal because our ability to negotiate with the proponent could result in an improvement of the terms of the proposal.

Directors. Our Board of Directors is divided into three classes. The members of each class are elected for a term of three years, and one class of directors is elected annually. Thus, it would take at least two annual elections to replace a majority of our Board of Directors. Nominations for our Board of Directors may be made by our Board or, in certain situations, by any holder of common stock. A shareholder entitled to vote for the election of directors may nominate a person for election as director only if the shareholder provides written notice of his nomination to our secretary not later than 120 days in advance of the same day and month that our proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders or, if no annual meeting was held in the previous year, then by the end of the fiscal year to which the annual meeting in which the nomination will be made relates to.

Vacancies in our Board of Directors. Our certificate of incorporation and bylaws provide that, subject to limitations, any vacancy occurring in our Board of Directors for any reason may be filled by a majority of the remaining members of our Board of Directors then in office, even if such majority is less than a quorum. Each director elected to fill a vacancy resulting from the death, resignation or removal of a director shall hold office until the expiration of the term of the director whose death, resignation or removal created the vacancy.

Meetings. A special meeting of our shareholders may be called only by our Board of Directors or our chairman of the Board, if one has been elected, or our president. Any action required or permitted to be taken by a vote of our shareholders may be taken without a meeting by written consent, except that such written consent must be signed by the holders of all of the shares entitled to vote thereon.

New York Anti-Takeover Law. We are subject to certain “business combination” provisions of Section 912 of the NYBCL and expect to continue to be so subject if and for so long as we have a class of securities registered under Section 12 of the Exchange Act. Section 912 provides, with certain exceptions, that a New York corporation may not engage in a “business combination” (e.g., merger, consolidation, recapitalization or disposition of stock) with any “interested shareholder” for a period of five years from the date that such person first became an interested shareholder unless the business combination or the transaction resulting in a person becoming an interested shareholder was approved by the Board of Directors of the corporation prior to that person becoming an interested shareholder. No New York corporation may engage at any time in any business combination with an interested shareholder other than (i) a business combination that is approved by the Board of Directors of the corporation prior to that person becoming an interested shareholder, or where the transaction resulting in a person becoming an interested shareholder was approved by the Board of Directors of the corporation prior to that person becoming an interested shareholder; (ii) a business combination that is approved by a majority of the outstanding stock not held by the interested shareholder or an affiliate of the interested shareholder at a meeting called no earlier than five years after the interested shareholder’s stock acquisition date; or (iii) the business combination that meets certain valuation requirements for the consideration paid.

An “interested shareholder” is defined as any person who (a) is the beneficial owner of 20% or more of the outstanding voting stock of a New York corporation or (b) is an affiliate or associate of a corporation that at any time during the prior five years was the beneficial owner, directly or indirectly, of 20% or more of the then outstanding voting stock. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. The “stock acquisition date,” with respect to any person and any New York corporation, means the date that such person first becomes an interested shareholder of such corporation.

Listing

Our common stock is listed on NYSE American under the symbol “CVU.” As of the date of this prospectus, no other class of capital stock that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, One State Street, 30th Floor, New York, New York 10004-1561. The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

The laws of New York permit the indemnification of directors, employees, officers and agents of New York corporations. Sections 721 through 726, inclusive, of the NYBCL authorize New York corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been officers or directors and to purchase and maintain insurance for indemnification of such officers and directors. Section 402(b) of the NYBCL permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit directors’ personal liability to the corporation or its shareholders for damages arising out of certain alleged breaches of their duties as directors. The NYBCL, however, provides that no such limitation of liability may affect a director’s liability with respect to any of the following: (1) acts or omissions made in bad faith or which involved intentional misconduct or a knowing violation of law; (2) any transaction from which the director derived a financial profit or other advantage to which he was not legally entitled; (3) the declaration of dividends or other distributions or purchase or redemption of shares in violation of the NYBCL; or (4) the distribution of assets to shareholders after dissolution of the corporation without paying or adequately providing for all known liabilities of the corporation or making loans to directors in violation of the NYBCL.

Our certificate of incorporation, as amended, provides that the personal liability of our directors is eliminated to the fullest extent permitted by Section 402(b) of the NYBCL. In addition, our amended and restated bylaws provide in substance that each director and officer shall be indemnified by us against reasonable expenses, including attorney’s fees, and any liabilities that he or she may incur in connection with any action to which he or she may be made a party by reason of his or her being or having been a director or officer of ours. The indemnification provided by our bylaws is not deemed exclusive of or in any way to limit any other rights which any person seeking indemnification may be entitled. We also have directors’ and officers’ liability insurance.

In addition, we have entered into, and intend to continue to enter into, indemnification agreements with each of our executive officers and directors that provide for indemnification and advancement of expenses to the fullest extent permitted by law and establish procedures for determining entitlement to indemnification.

These provisions could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our shareholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, debt securities or any other security offered hereby. Warrants may be issued in one or more series and may be issued independently or together with other securities and may be attached to or separate from any offered securities. We may issue the warrants directly or under warrant agreements to be entered into between a warrant agent and us. Any warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants that we may issue. A prospectus supplement will describe the particular terms of any warrants offered from time to time and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part or will incorporate by reference from reports that we file with the SEC, a form of the warrant or form of the warrant agreement and warrant certificate that sets forth the terms of the particular warrants we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such warrant or warrant agreement and warrant certificate. We urge you to read the warrant or warrant agreement and warrant certificate and the additional description of the terms of the warrants included in the prospectus supplement.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the common stock, preferred stock or other class of security that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares and price of common stock or preferred stock, or the designation and number or amount of debt or other securities, that may be purchased upon exercise of a warrant;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

In the case of warrants issued under a warrant agreement, we and the warrant agent generally may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. In general, holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the expiration time, unexercised warrants will be void.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES

We may offer any combination of senior debt securities or subordinated debt securities. We may issue the debt securities under one or more indentures or without the use of an indenture to the extent such issuance without an indenture is exempt under the terms of the Trust Indenture Act of 1939, as amended. If we issue the debt securities under one or more indentures, the senior debt securities will be issued under one form of indenture and the subordinated debt securities will be issued under another form of indenture, in each case, between us, as issuer, and the trustee or trustees identified in a prospectus supplement. The form for each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Further information regarding the trustee or trustees may be provided in the prospectus supplement.

The following outlines some of the general terms and provisions of the debt securities that we may issue. A prospectus supplement will describe the particular terms of any debt securities offered from time to time and may supplement or change the terms outlined below. If we issue the debt securities under an indenture, we will file as an exhibit to the registration statement of which this prospectus is a part or will incorporate by reference from reports that we file with the SEC, a form of the indenture supplement that sets forth the terms of the particular debt securities we are offering. If we issue the debt securities without an indenture, we will file or incorporate by reference a form of the instrument evidencing the debt securities that sets forth such terms. The summary of such debt securities contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to the indentures and the applicable indenture supplement, or to the other applicable instrument evidencing the debt securities. We urge you to read the indentures and the applicable indenture supplement, or the other applicable instrument evidencing the debt securities, and the additional description of the debt securities in the prospectus supplement.

General

Within the total dollar amount of this shelf registration statement, we may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. However, the indentures, or other applicable instruments, might not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus, and might not contain financial or similar restrictive covenants. The indentures, or other applicable instruments, might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description also will include:

●	the title and form of the debt securities;

●	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

●	the date or dates on which we must repay the principal, the maturity date and the principal amount due at maturity and whether the securities will be offered at a price such that they will be deemed an “original issue discount”;

●	the person to whom any interest on a debt security of the series will be paid;

●	the rate or rates at which the debt securities will bear interest;

●	if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

●	the place or places where we must pay the principal and any premium or interest on the debt securities;

●	the terms and conditions on which we may redeem any debt security, if at all;

●	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

●	the denominations in which we may issue the debt securities;

●	the currency in which we will pay the principal of and any premium or interest on the debt securities and whether we may pay in property other than cash, including our securities;

●	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	if applicable, that the debt securities are defeasible and the terms of such defeasance;

●	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, common stock, preferred stock, other debt securities and/or other securities or property;

●	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

●	the subordination provisions that will apply to any subordinated debt securities;

●	the events of default applicable to the debt securities and the rights of the trustee, if applicable, or the holders to declare the principal amount of any of the debt securities due and payable; and

●	the covenants that will apply to the debt securities.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement. If we issue debt securities at a discount from their stated principal amount, then, for purposes of calculating the aggregate offering price of the offered securities issued under this prospectus, we will include only the offering price of the debt securities and not the principal amount of the debt securities.

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for common stock, preferred stock, other debt securities and/or other securities or property. The conversion or exchange may be mandatory or may be at our option or at your option. The prospectus supplement will describe how the number of shares of preferred stock and common stock or amount of debt securities or other securities or property to be received upon conversion or exchange would be calculated.

The Indentures

The following outlines some of the general terms and provisions of the indentures for senior debt securities and subordinated debt securities issued under the indentures. Forms of the indentures are filed as exhibits to the registration statement of which this prospectus is a part. The summary of the indentures contained in this prospectus is qualified in its entirety by reference to such forms, which we urge you to read in full.

Subordinated Debt Securities

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

●	the depositary is unwilling or unable to continue as depositary; or

●	the depositary is no longer in good standing under the Exchange Act or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary, or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and other matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for, payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger and Sale of Assets

Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

●	the successor assumes our obligations under the debt securities and the indentures; and

●	we meet the other conditions described in the indentures.

Events of Default

Each of the following will constitute an event of default under each indenture:

●	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

●	failure to pay any principal or deposit any sinking fund payment when due;

●	failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

●	events of bankruptcy, insolvency or reorganization; and

●	any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

●	the holder has previously given the trustee written notice of a continuing event of default;

●	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

●	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

●	the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of notes;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

●	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

●	to maintain a registrar and paying agents and hold monies for payment in trust;

●	to register the transfer or exchange of the notes; and

●	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

●	no event of default shall have occurred or be continuing;

●	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

●	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

●	we satisfy other customary conditions precedent described in the applicable indenture.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE UNITS

We may issue units comprised of one or more of the other classes of securities offered hereby in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The units may be, but are not required to be, issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. We will file as an exhibit to the registration statement of which this prospectus is a part or will incorporate by reference from reports that we file with the SEC, a form of the unit agreement and unit certificate, if any, that sets forth the terms of the particular units we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such unit agreement and unit certificate. We urge you to read the unit agreement and unit certificate, if any, and the additional description of the terms of the units included in the prospectus supplement.

The prospectus supplement will describe the units and the price or prices at which we will offer the units. The description will include:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units, if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements.

PLAN OF DISTRIBUTION OF SECURITIES

We may sell or issue the securities offered by this prospectus from time to time in any one or more of the following ways:

●	through underwriters or dealers;

●	through agents;

●	directly to purchasers or a single purchaser; or

●	through a combination of any of these methods.

The manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a rights offering;

●	exercises of warrants or other rights;

●	an “at the market” offering, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the “Securities Act,” to or through a market maker or into an existing trading market on an exchange or otherwise;

●	a block trade in which a broker dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; and

●	privately negotiated transactions.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in a prospectus supplement. A prospectus supplement will set forth the terms of the offering of the securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any overallotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

Sales Through Underwriters or Dealers

If underwriters are used in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

If a dealer is used in the sale of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of our securities so offered and sold.

Direct Sales and Sales Through Agents

We may sell the securities directly, in which case no underwriters or agents would be involved, or we may sell the securities through agents designated by us from time to time. If agents are used in the sale of the securities, the agent will not purchase any securities for its own account but will arrange for the sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We may negotiate and pay agent fees or commissions for their services. If the securities are sold directly by us, we may sell the securities to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of the contracts will be set forth in the applicable prospectus supplement.

At-the-Market Offerings

Underwriters, dealers or agents could make sales in an “at-the-market” offering, directly on NYSE American, the existing trading market for our common stock, or such other exchange or automated quotation system on which our securities trade, or to or through a market maker other than on an exchange.

Rights Offerings

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Compensation

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, all discounts, commissions or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will be disclosed in the applicable prospectus supplement.

Indemnification

Any underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.

Stabilization Activities

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Passive Market Making

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.

Trading Markets

Unless otherwise specified in the applicable prospectus supplement, securities offered under this prospectus will be a new issue and, other than the common stock, which is traded on NYSE American, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

Other Matters

Any underwriters, dealers and agents, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

We will bear all costs, expenses and fees associated with the registration of the securities offered.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Graubard Miller, New York, New York. Partners of Graubard Miller beneficially own, in the aggregate, less than 1% of our outstanding common stock.

 EXPERTS

The consolidated financial statements of CPI Aerostructures, Inc. and its subsidiaries as of December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025, incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by CBIZ CPAs P.C., an independent registered public accounting firm, as to the year ended December 31, 2025, and by Marcum LLP, an independent registered public accounting firm, as to the year ended December 31, 2024, as stated in their respective reports incorporated by reference herein, and are included in reliance upon such reports given on the authority of such firms as experts in auditing and accounting.

$ 30,000,000

CPI AEROSTRUCTURES, INC.

COMMON STOCK, PREFERRED STOCK, WARRANTS, DEBT SECURITIES AND UNITS

PROSPECTUS

April    , 2026

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated March 31, 2026

Prospectus SUPPLEMENT

CPI AEROSTRUCTURES, INC.

Up to $17,000,000 of Shares of Common Stock

We have entered into an At The Market Offering Agreement (the “sales agreement”), with Craig-Hallum Capital Group LLC (“Craig-Hallum” or the “Agent”) acting as sales agent, on March 31, 2026, relating to the sale of shares of our common stock, par value $0.001 per share, offered pursuant to this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, pursuant to this prospectus supplement and accompanying prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $17,000,000 from time to time through Craig-Hallum.

Our common stock is listed on NYSE American under the symbol “CVU.” On March 26, 2026, the last reported sale price of our common stock on NYSE American was $4.19 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $57,978,205, based on 11,978,969 outstanding shares of common stock held by non-affiliates and a per share price of $4.84, the closing price of our common stock on March 4, 2026, which is the highest closing sale price of our common stock on NYSE American within the prior 60 days. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on or through NYSE American, or any other existing trading market in the United States for our shares of common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Craig-Hallum as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. The Agent will act as a sales agent on a best efforts basis using commercially reasonable efforts consistent with its normal trading and sales practices, on the terms set forth in the sales agreement. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Agent for sales of common stock sold pursuant to the sales agreement is an amount equal to up to 3.0% of the gross proceeds from the sales hereunder. In connection with the sale of the common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts. See “Plan of Distribution” beginning on page S-5 for additional information regarding the compensation to be paid to the Agent. We have also agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act.

We are a smaller reporting company under Rule 405 of the Securities Act and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus, the documents incorporated by reference herein and future filings.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and similar sections of the documents incorporated by reference into this prospectus supplement for a discussion of information that you should consider in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Craig-Hallum

The date of this prospectus supplement is April     , 2026.

S-i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and are based on our current expectations and assumptions regarding future events. Actual results and developments may differ materially from those expressed in or implied by these forward-looking statements as a result of various factors, including the risks and uncertainties described under “Risk Factors” in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents and reports filed from time to time with the SEC.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in the base prospectus included in the shelf registration statement in one or more offerings up to the aggregate offering amount registered under the registration statement.

This prospectus supplement provides specific details regarding this offering of shares of our common stock having an aggregate offering price of up to $17,000,000. The shares of our common stock having an aggregate offering price of up to $17,000,000 that may be offered, issued and sold under this prospectus supplement and the accompanying prospectus are included in the $30,000,000 aggregate offering amount of securities that may be offered, issued and sold by us pursuant to our shelf registration statement.

This prospectus is in two parts. The first part is the accompanying base prospectus, including the documents incorporated by reference therein, which provides more general information, some of which may not apply to this offering. The second part is this prospectus supplement, which describes the specific terms of the securities we are offering. This prospectus supplement and the information incorporated by reference herein may add to, update or change information contained in, or incorporated by reference into, the accompanying base prospectus. Generally, when we refer to “this prospectus,” we are referring to both this prospectus supplement and the accompanying base prospectus, taken together. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying base prospectus or in any document incorporated by reference therein that was filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, including a document incorporated by reference in this prospectus supplement or the accompanying base prospectus, the statement in the document having the later date will modify or supersede the earlier statement.

Before buying any of our shares of common stock that we are offering, we urge you to carefully read this prospectus supplement, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement, accompanying prospectus, and any related free writing prospectus. We have not, and the Agent has not authorized anyone to provide you with different information.  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement, the accompanying prospectus or any related free writing prospectus.

Neither the delivery of this prospectus supplement nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus supplement. You should assume that the information in this prospectus supplement, the related base prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the related base prospectus or any related free writing prospectus, or any sale of common stock.

S-ii

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents.  Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information”.

In this prospectus supplement, unless the context otherwise requires, references to “we”, “us”, “our” or similar terms, as well as references to “CVU” or the “Company”, refer to CPI Aerostructures, Inc.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our common stock. Before you decide to invest in our common stock, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Company Overview

We are a manufacturer of structural assemblies, integrated systems and kitted components for the domestic and international aerospace and defense markets. Our products are used in the production and refurbishment of fixed wing aircraft, helicopters, electronic warfare systems, intelligence, surveillance and reconnaissance systems, missiles, autonomous systems and other aerospace and defense platforms. Our capabilities include aircraft structural assemblies, airborne pod structures and integrated systems, which represent an important component of our overall manufacturing activities, as well as engine air inlets and other complex manufactured products.

We act as a prime contractor to the U.S. Department of Defense on certain programs and as a Tier 1 supplier to original equipment manufacturers, as well as a Tier 2 supplier to other aerospace and defense contractors, and provide manufacturing engineering, program management, supply chain management and kitting, and maintenance, repair and overhaul services in support of both new production and sustainment activities. Our products are used in both national security and commercial aerospace markets.

We have over 45 years of experience supporting aerospace and defense programs, and a substantial portion of our revenue is derived from long-term programs with leading aerospace and defense contractors and U.S. government agencies. At December 31, 2025, our total backlog was approximately $505 million, including approximately $92 million of funded backlog and approximately $413 million of unfunded backlog, a significant portion of which relates to long-term aerospace and defense programs, primarily related to U.S. government programs.1

Corporate Information

We were incorporated in New York on January 5, 1980. Our business address is 91 Heartland Blvd., Edgewood, New York, 11717, and our telephone number is (631) 586-5200. Our corporate website is www.cpiaero.com. The information contained on, or that can be accessed through, our corporate website is not incorporated by reference into this prospectus, and you should not consider information on our corporate website to be part of this prospectus or in deciding whether to purchase our securities.

THE OFFERING

 The following summary contains the principal terms of this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.

Common stock offered by us in this offering	Up to $17,000,000 aggregate offering price of shares of our common stock, par value $0.001 per share. Because our public float is less than $75.0 million, we are subject to the limitations of General Instruction I.B.6 of Form S-3, which limits the aggregate market value of securities that we may sell in public primary offerings during any 12-month period to no more than one-third of our public float. Accordingly, we may not sell shares under this prospectus supplement and the accompanying prospectus in excess of the amount permitted by General Instruction I.B.6 during any 12-month period.
Manner of offering	Sales of shares of our common stock, if any, will be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Agent will act as sales agent on a best efforts basis using commercially reasonable efforts consistent with its normal trading and sales practices, on the terms set forth in the sales agreement. See “Plan of Distribution.”

1 Backlog is subject to risks and uncertainties, including contract modifications, cancellations, funding availability and the timing of work performance, and may not result in revenue in any particular period or at all.

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds.”
NYSE American Symbol	“CVU”
Risk Factors	See “Risk Factors” beginning on page S-3 and in the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus supplement and the accompanying prospectus, to read about factors you should consider before buying shares of our common stock.

The number of shares of common stock outstanding prior to this offering is based on 13,209,669 shares of common stock outstanding on March 26, 2026, which excludes 128,786 shares of common stock issuable pursuant to restricted stock units granted on January 15, 2026, which vest on January 15, 2027 and 205,503 shares of common stock outstanding that are subject to forfeiture pursuant to performance and time-based vesting provisions.

Because there is no minimum offering amount required as a condition of the offering under the sales agreement, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. The actual number of shares of our common stock that will be issued pursuant to this offering will vary depending on the sales price under this offering.

RISK FACTORS

An investment in our common stock involves a high degree of risk and uncertainty. In addition to the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus, you should carefully consider the risk factors described under “Risks Related to Our Common Stock and to Securities We May Offer” in the accompanying base prospectus and in our most recent Annual Report on Form 10-K, as well as in any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we file after the date of this prospectus supplement, each of which is incorporated by reference herein. These risks may be amended, supplemented or superseded from time to time by other reports we file with the SEC and by the additional risk factors included in this prospectus supplement. The risks described are not the only risks facing our Company, and additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business, results of operations or financial condition. If any of these risks actually occur, the trading price of our common stock could decline, and you could lose all or part of your investment. In evaluating an investment in our common stock, you should also review carefully the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus.

Risks Related to This Offering

You may experience immediate dilution in the net tangible book value per share of the common stock you purchase in this offering.

Because the price per share of our common stock sold in this offering may be higher than the net tangible book value per share of our common stock, investors purchasing shares of common stock in this offering may incur immediate dilution in the net tangible book value of the shares they purchase. Based on the assumed public offering price of $4.19 per share (the closing sale price of our common stock on NYSE American on March 26, 2026), and assuming we sell shares of our common stock having an aggregate offering price equal to the $17,000,000 maximum aggregate offering price of common stock that may be offered, issued and sold under this prospectus supplement, after deducting commissions and estimated offering expenses payable by us, investors purchasing shares in this offering would experience immediate dilution of $1.85 per share. See “Dilution” for a detailed discussion of the calculation of net tangible book value per share and the dilution you will experience in connection with this offering.

Sales of our common stock under the sales agreement will dilute existing shareholders and may depress the market price of our common stock.

Sales of our common stock made pursuant to the sales agreement will increase the number of outstanding shares and may dilute the ownership interests of existing shareholders. The issuance of shares in this offering also may adversely affect the market price of our common stock. The actual amount of dilution that you will experience will depend on the number of shares sold in this offering, the prices at which such shares are sold and the use of proceeds from such sales.

The Agent is not required to sell any specific amount of common stock, and our ability to raise proceeds under the sales agreement will be limited by market conditions and other factors.

Under the sales agreement, the Agent will act on a commercially reasonable efforts basis and is not obligated to purchase any shares of our common stock as principal. We may sell shares only when we deliver a placement notice to the Agent, and there can be no assurance as to the number of shares, if any, that will be sold pursuant to the sales agreement. The amount of proceeds we may raise will depend on a variety of factors, including market conditions, the trading price of our common stock, the demand for our shares, and the limits we set in any applicable placement notice. As a result, we may not be able to access the full value of the offering program.

It is not possible to predict the actual number of shares we will issue under the sales agreement, or the aggregate proceeds we will receive from sales made under the sales agreement.

Because sales of our common stock pursuant to the sales agreement, if any, will be made at market prices prevailing at the time of sale, the prices at which shares are sold will vary. As a result, the number of shares that we sell and the total proceeds received in this offering, if any, will depend on a number of factors, including market conditions, the timing of sales, the limits we set with the Agent and the level of investor interest.

Investors who buy shares at different times will likely pay different prices and may experience different levels of dilution and outcomes in their investment results.

The shares of common stock sold pursuant to the sales agreement will be sold at market prices prevailing at the time of sale. Accordingly, investors may pay different prices for shares purchased at different times during this offering, and the dilution experienced by each investor may vary. Investors may also experience a decline in the value of their shares as a result of sales made at prices lower than the prices they paid.

Sales of our common stock in this offering, or the perception that such sales could occur, may adversely affect the market price of our common stock.

The issuance and sale of our common stock under the sales agreement, or the perception that such sales could occur, may cause the market price of our common stock to decline. These sales also may make it more difficult for us to sell additional equity or equity-linked securities in the future at a time and at a price that we deem appropriate.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We cannot assure you that we will not need to raise substantial capital in addition to the amounts we may raise in this offering. In order to raise such capital, we may in the future offer and issue additional shares of our common stock or other securities convertible into or exchangeable for shares of our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering from time to time, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering

USE OF PROCEEDS

We may issue and sell shares of our common stock having an aggregate offering price of up to $17,000,000 from time to time under this prospectus supplement and the accompanying prospectus. Because there is no minimum offering amount required under the sales agreement, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement as a source of financing.

We intend to use the net proceeds from the sale of our common stock for working capital and for general corporate purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes. Pending the application of such proceeds, we expect to invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

We cannot guarantee that we will receive any proceeds in connection with this offering because we may be unable or choose not to issue and sell any securities covered by this prospectus. We may raise additional capital through additional public or private financings, the incurrence of debt and other available sources.

DILUTION

The difference between the price at which shares of our common stock are sold in this offering and the as-adjusted net tangible book value per share after this offering may result in dilution to investors purchasing shares in this offering. Net tangible book value per share equals our total tangible assets minus total liabilities, divided by the number of outstanding shares of our common stock.

As of December 31, 2025, our net tangible book value was $24,023,320 or $1.83 per share.

On an as-adjusted basis as of December 31, 2025, our net tangible book value would have been $40,318,177, or $2.34 per share, after giving effect to the sale of shares of our common stock having an aggregate offering price of $17,000,000, which represents the maximum aggregate offering price of common stock that may be offered, issued and sold under this prospectus supplement, at an assumed price of $4.19 per share (the closing sale price of our common stock on NYSE American on March 26, 2026), and after deducting the Agent’s commissions and estimated offering expenses payable by us. This would represent an immediate increase in net tangible book value of $0.51 per share to existing shareholders and immediate dilution of $1.85 per share to investors purchasing shares in this offering.

The following table illustrates the dilution to the new investors on a per-share basis:

Public offering price	$4.19
Actual net tangible book value per share as of December 31, 2025	$1.83
Increase in net tangible book value per share attributable to new investors	$0.51
As adjusted net tangible book value per share after this offering	$2.34
Dilution to new investors	$1.85

The table above assumes, for illustrative purposes, that shares of our common stock having an aggregate offering price of $17,000,000 are sold at a price of $4.19 per share (the closing sale price of our common stock on NYSE American on March 26, 2026), resulting in aggregate gross proceeds of $17,000,000. The assumed aggregate offering price of $17,000,000 represents the maximum aggregate offering price of common stock that may be offered, issued and sold under this prospectus supplement.

Shares of our common stock sold in this offering, if any, will be sold from time to time at market prices prevailing at the time of sale or at prices otherwise negotiated with the Agent. As a result, the actual number of shares sold, the aggregate proceeds raised and the resulting dilution to investors purchasing shares in this offering will vary.

The table and discussion above are based on 13,155,061 shares of common stock outstanding on December 31, 2025, and exclude 334,291 shares reserved for issuance under our equity incentive plans, of which 128,788 shares were issuable pursuant to unvested restricted stock units granted on January 15, 2026.

To the extent that new shares are issued under our equity incentive plans, or we issue additional shares of common stock in the future, there may be further dilution to investors participating in this offering. If we raise additional capital through the sale of equity or securities exercisable for or convertible into equity, the issuance of these securities could result in further dilution to our shareholders.

DIVIDEND POLICY

We have never declared or paid any cash dividends on shares of our common stock. We intend to retain our earnings, if any, to finance the growth and development of our business and do not expect to pay cash dividends or to make any other distributions in the near future. Our board of directors will review this policy from time to time having regard to our financing requirements, financial condition and other factors considered to be relevant.

DESCRIPTION OF SECURITIES WE ARE OFFERING

See “Description of Capital Stock – Common Stock” on page 5 of the accompanying prospectus for a description of our common stock. Our common stock is listed on NYSE American under the symbol “CVU.” On March 26, 2026, the last reported sale price of our common stock was $4.19.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Craig-Hallum under which we may issue and sell shares of our common stock from time to time through Craig-Hallum, acting as sales agent, in “at-the-market offerings” as defined in Rule 415(a)(4) under the Securities Act, including, without limitation, sales made directly on or through NYSE American, or any other existing trading market in the United States for our shares of common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Craig-Hallum as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. Notwithstanding the foregoing, we will not sell shares of our common stock under this prospectus supplement and the accompanying prospectus in excess of the amount permitted by General Instruction I.B.6 of Form S-3.

Each time we wish to issue and sell our common stock under the sales agreement through Craig-Hallum as sales agent, we will notify Craig-Hallum of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other customary sales parameters as we deem appropriate. Once we have so instructed Craig-Hallum, unless Craig-Hallum declines to accept the terms of the notice, Craig-Hallum has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Craig-Hallum under the sales agreement to sell our common stock are subject to a number of conditions that we must meet. We may instruct Craig-Hallum not to sell our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Craig-Hallum or we may suspend the offering of common stock upon proper notice to the other party and subject to other conditions. Craig-Hallum and we each have the right to terminate the sales agreement at any time upon notice to the other party as provided in the sales agreement.

We will pay Craig-Hallum commissions for its services in acting as sales agent at a commission rate of up to 3.0% of the gross proceeds from sales of shares of our common stock under the sales agreement. Because there is no minimum offering amount required under the sales agreement, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to pay or reimburse Craig-Hallum for its reasonable accountable out-of-pocket expenses, including the fees and documented expenses of its legal counsel in an amount not to exceed $50,000 (plus up to $5,000 per quarter in connection with any registration statement or prospectus supplement relating to the at-the market offering with respect to updates for due diligence requirements), as well as FINRA filing fees. We estimate that the total expenses for the offering, excluding commissions and reimbursements payable to Craig-Hallum under the sales agreement, will be approximately $237,643 if we sold shares of our common stock having an aggregate offering price of $17,000,000.

Settlement for sales of shares of our common stock will generally occur on the first business day following the date on which a sale is made, or on such other settlement cycle as may be in effect pursuant to Rule 15c6-1 under the Exchange Act, unless otherwise agreed in accordance with the sales agreement, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Craig-Hallum may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with sales of our common stock pursuant to the sales agreement, Craig-Hallum will be deemed to be an underwriter within the meaning of the Securities Act, and the compensation paid to Craig-Hallum will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Craig-Hallum against certain liabilities, including liabilities under the Securities Act. Craig-Hallum will not engage in any transactions that stabilize our common stock in connection with this offering.

The offering of shares of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the issuance and sale of all shares of our common stock subject to the sales agreement; and (2) the termination of the sales agreement as permitted therein.

Our common stock is listed on NYSE American under the symbol “CVU.” The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. Its address is One State Street, 30th floor, New York, NY 10004, and its telephone number is (212) 509-4000.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Graubard Miller, New York, New York. Partners of Graubard Miller beneficially own, in the aggregate, less than 1% of our outstanding common stock. Craig-Hallum is being represented by Ellenoff Grossman & Schole LLP in connection with this offering.

 EXPERTS

The consolidated financial statements of CPI Aerostructures, Inc. and its subsidiaries as of December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement and the accompanying base prospectus from our Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by CBIZ CPAs P.C., an independent registered public accounting firm, as to the year ended December 31, 2025, and by Marcum LLP, an independent registered public accounting firm, as to the year ended December 31, 2024, as stated in their respective reports incorporated by reference herein, and are included in reliance upon such reports given on the authority of such firms as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 that we have filed with the SEC. This prospectus supplement and the accompanying base prospectus do not contain all of the information set forth in the registration statement and its exhibits. For further information regarding us and the securities offered hereby, you should refer to the registration statement and its exhibits.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov.

Our SEC filings are also available on our website at www.cpiaero.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus supplement or the accompanying base prospectus and should not be considered part of either.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement and the accompanying base prospectus the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying base prospectus, and any information that we subsequently file with the SEC and that is incorporated by reference herein will automatically update and supersede the information contained in this prospectus supplement and the accompanying base prospectus and in any document previously incorporated by reference herein.

This prospectus supplement incorporates by reference the documents incorporated by reference in the accompanying base prospectus and any additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the accompanying base prospectus and prior to the termination of this offering.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document that is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Notwithstanding the foregoing, information furnished under Item 2.02 or Item 7.01 of Form 8-K, including any exhibits related thereto, shall not be deemed incorporated by reference unless expressly stated therein.

We will provide you with a copy of the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, without charge, upon written or oral request directed to Corporate Secretary, CPI Aerostructures, Inc., 91 Heartland Blvd., Edgewood, New York 11717, telephone number (631) 586-5200.

CPI AEROSTRUCTURES, INC.

Up to $17,000,000

of Shares of Common Stock

PROSPECTUS SUPPLEMENT

Craig-Hallum

April     , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated expenses in connection with the sale of the securities being registered hereby, are as follows:

SEC registration fee	$4,143
FINRA filing fee	$5,000
Listing fees and expenses	$65,000
Accounting fees and expenses	$50,000
Legal fees and expenses	$100,000
Printing expenses	$2,500
Transfer agent fees and expenses	$1,000
Miscellaneous	$10,000
Total	$237,643

All such amounts are estimates, other than the SEC registration fee. Does not include expense of preparing prospectus supplements and other expenses relating to offerings of the securities that may be offered and sold hereunder.

Item 15.	Indemnification of Directors and Officers.

The laws of New York permit the indemnification of directors, employees, officers and agents of New York corporations. Sections 721 through 726, inclusive, of the New York Business Corporation Law (“NYBCL”) authorize New York corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been officers or directors and to purchase and maintain insurance for indemnification of such officers and directors. Section 402(b) of the NYBCL permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit directors’ personal liability to the corporation or its shareholders for damages arising out of certain alleged breaches of their duties as directors. The NYBCL, however, provides that no such limitation of liability may affect a director’s liability with respect to any of the following: (1) acts or omissions made in bad faith or which involved intentional misconduct or a knowing violation of law; (2) any transaction from which the director derived a financial profit or other advantage to which he was not legally entitled; (3) the declaration of dividends or other distributions or purchase or redemption of shares in violation of the NYBCL; or (4) the distribution of assets to shareholders after dissolution of the corporation without paying or adequately providing for all known liabilities of the corporation or making loans to directors in violation of the NYBCL.

Our certificate of incorporation, as amended, provides that the personal liability of our directors is eliminated to the fullest extent permitted by Section 402(b) of the NYBCL. In addition, our amended and restated bylaws provide in substance that each director and officer shall be indemnified by us against reasonable expenses, including attorney’s fees, and any liabilities that he or she may incur in connection with any action to which he or she may be made a party by reason of his or her being or having been a director or officer of ours. The indemnification provided by our bylaws is not deemed exclusive of or in any way to limit any other rights which any person seeking indemnification may be entitled. We also have directors’ and officers’ liability insurance. In addition, we have entered into, and intend to continue to enter into, indemnification agreements with each of our executive officers and directors which provide that we will indemnify and advance expenses to such officer or director to the fullest extent permitted by law and provides the procedure for entitlement of indemnification. These provisions could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our shareholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or person controlling us pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits

Exhibit No.	Description of Document
1.1*	Form of Underwriting Agreement with respect to common stock, preferred stock, warrants, units or debt securities.
1.2+	At the Market Offering Agreement, dated March 31, 2026, by and between CPI Aerostructures, Inc. and Craig-Hallum Capital Group LLC.
4.1+	Form of Indenture for Senior Debt Securities between the Registrant and Trustee to be designated.
4.2+	Form of Indenture for Subordinated Debt Securities between the Registrant and Trustee to be designated.
4.3*	Preferred Stock Certificate of Amendment to the Certificate of Incorporation.
4.4*	Warrant Agreement.
4.5*	Unit Agreement.
5.1+	Opinion of Graubard Miller.
10.1*	Form of Securities Purchase Agreement.
23.1+	Consent of CBIZ CPAs P.C., an independent registered public accounting firm.
23.2+	Consent of Marcum LLP, an independent registered public accounting firm.
23.3	Consent of Graubard Miller (included in its opinion filed as Exhibit 5.1).
24.1	Power of Attorney (set forth on Signature Page).
25.1**	Statement of Eligibility of Trustee on Form T-1 with respect to the Senior Debt Indenture.
25.2**	Statement of Eligibility of Trustee on Form T-1 with respect to the Subordinated Debt Indenture.
107+	Calculation of Registration Fee.
*	To be filed, if applicable, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or by incorporation by reference through a Current Report on Form 8-K filed in connection with an offering of securities.
+	Filed herewith.

**	To be filed, if applicable, by amendment or pursuant to the Section 305(b)(2) of Trust Indenture Act of 1939, as amended.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

 Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Edgewood, New York on March 31, 2026.

CPI AEROSTRUCTURES, INC.

By:	/s/ DORITH HAKIM
Dorith Hakim
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dorith Hakim and Robert Mannix, and each of them, with full power to act without the other, such person’s true and lawful attorney-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement, any and all amendments thereto (including post-effective amendments), any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, and any amendments thereto and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ DORITH HAKIM	President and Chief Executive Officer	March 31, 2026
	Dorith Hakim	(Principal Executive
Officer) and Director

By:	/s/ ROBERT MANNIX	Chief Financial Officer	March 31, 2026
	Robert Mannix	(Principal Financial Officer and
Principal Accounting Officer)

By:	/s/ CAREY BOND	Chairman of the Board of Directors	March 31, 2026
Carey Bond

By:	/s/ RICHARD CASWELL	Director	March 31, 2026
Richard Caswell

By:	/s/ MICHAEL FABER	Director	March 31, 2026
Michael Faber

By:	/s/ PAMELA LEVESQUE	Director	March 31, 2026
Pamela Levesque

By:	/s/ RICHARD C. ROSENJACK, JR.	Director	March 31, 2026
Richard C. Rosenjack, Jr.

By:	/s/ TERRY STINSON	Vice Chairman of the Board of Directors	March 31, 2026
Terry Stinson